    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1997

                                          REGISTRATION NO. 333 - _______________
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       SERVICE CORPORATION INTERNATIONAL
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Texas                                    74-1488375
      (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

     1929 Allen Parkway, Houston, Texas                        77019
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                       SERVICE CORPORATION INTERNATIONAL
                              1996 INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

                                James M. Shelger
                             Senior Vice President
                       Service Corporation International
                               1929 Allen Parkway
                              Houston, Texas 77019
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 522-5141
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                 PROPOSED
                             AMOUNT               MAXIMUM            PROPOSED MAXIMUM
 TITLE OF SECURITIES          TO BE            OFFERING PRICE           AGGREGATE            AMOUNT OF
 TO BE REGISTERED         REGISTERED(1)         PER SHARE(2)        OFFERING PRICE(2)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
 COMMON STOCK, $1.00
 PER SHARE PAR VALUE
 ("COMMON STOCK")         12,000,000(3)     $29.875                    $346,205,235.20         $104,911
=========================================================================================================


(1) Represents the maximum number of shares of Common Stock of the Registrant which could be purchased upon exercise of all awards which are now outstanding or which may hereafter be granted under the Service Corporation International 1996 Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based on the option exercise prices of options to acquire 2,874,000 shares of Common Stock which have been granted under the Service Corporation International 1996 Incentive Plan, and the average of the high and low prices reported by the New York Stock Exchange on January 13, 1997 with respect to 9,126,000 shares of Common Stock as to which awards have not been granted as of the date of filing this Registration Statement.

(3) There are also registered hereunder (i) the preferred share purchase rights associated with the shares of Common Stock being registered ("Rights"), and (ii) the resale of any such shares and Rights by persons who may be deemed affiliates of the Company pursuant to the provisions of Form S-8.
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
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

     (v)    The Company's Current Report on Form 8-K dated April 16, 1996;

     (vi)   The Company's Current Report on Form 8-K dated October 2, 1996;

     (vii)  The Company's Current Report on Form 8-K dated January 8, 1997;

     (viii) The description of the Common Stock set forth under the caption "Description of Securities to be Registered--Capital Stock" in the Form 8 Amendment No. 3, dated September 15, 1982, to the Company's Registrant Statement on Form 8-A; and

     (ix) The description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A dated July 26, 1988, as amended by Amendment No. 1 thereto filed under cover of Form 8 and dated May 11, 1990.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           A description of the Common Stock is incorporated by reference pursuant to paragraphs (iv) and (v) above. The Company's authorized capital consists of 500,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $1.00 par value. As of November 30, 1996, there were 236,045,985 shares of Common Stock outstanding and no shares of preferred stock outstanding. The transfer agent and registrar for the Common Stock is Society National Bank.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as director or officer, such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

     Under the registrant's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from action taken within the scope of the director's office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the registrant's directors will be limited to the fullest extent permitted by any such provision.

     The registrant's by-laws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the registrant or such other business organizations. The registrant also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

Exhibit
    No.                      Exhibit
-------                      -------
   *4.1   Restated Articles of Incorporation (incorporated by reference to
          Exhibit 3.1 to Registration Statement No. 333-10867 on Form S-3).

   *4.2   Bylaws, as amended (incorporated by reference to Exhibit 3.7 to Form
          10-K for the fiscal year ended December 31, 1991).

   *4.3 Rights Agreement, dated as of July 18, 1988, between the registrant and Texas Commerce Bank National Association ("TCBNA") (incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).

   *4.4 Amendment dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between the registrant and TCBNA (incorporated by reference to Exhibit 1 to Form 8-K dated May 10, 1990).

   *4.5 Agreement appointing a Successor Rights Agent under Rights Agreement dated June 1, 1990, among the registrant, TCBNA and Ameritrust Company
          National Association (incorporated by reference to Exhibit 4.1 to Form
          10-Q for the quarter ended June 30, 1990).

    5.1 Opinion of Liddell, Sapp, Zivley & LaBoon, L.L.P. regarding legality of common stock being issued.

   23.1 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (contained in opinion in Exhibit 5.1).

   23.2   Consent of Independent Accountants (Coopers & Lybrand L.L.P.).

  *24.1   Powers of Attorney (Incorporated by reference to Exhibit 24 to
          Registration Statement No. 333-10867 on Form S-3).

  *99.1   1996 Incentive Plan (Incorporated by reference to Annex A of the Proxy
          Statement dated April 15, 1996).

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*Incorporated by reference as indicated

ITEM 9.    UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 14th day of January, 1997.

                                        SERVICE CORPORATION INTERNATIONAL



                                        By: /s/  JAMES M. SHELGER
                                            -----------------------------------
                                            JAMES M. SHELGER, SENIOR VICE
                                            PRESIDENT AND GENERAL COUNSEL


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signatures                              Title                             Date
               ----------                              -----                             -----
                   *                     Chairman of the Board and Chief           January 14, 1997
 -------------------------------------          Executive Officer
            (R. L. WALTRIP)                (Principal Executive Officer)

                   *                      Senior Vice President and Chief          January 14, 1997
 -------------------------------------      Financial Officer (Principal
         (GEORGE R. CHAMPAGNE)                   Financial Officer)

                   *                        Corporate Controller of SCI            January 14, 1997
 -------------------------------------       Management Corporation, a
           (WESLEY T. MCRAE)                subsidiary oF the Registrant
                                           (Principal Accounting Officer)

                   *                                  Director                     January 14, 1997
 -------------------------------------
          (ANTHONY L. COEHLO)

                   *                                  Director                     January 14, 1997
 -------------------------------------
          (DOUGLAS M. CONWAY)

                   *                                  Director                     January 14, 1997
 -------------------------------------
           (JACK FINKELSTEIN)

                   *                                  Director                     January 14, 1997
 -------------------------------------
            (A.J. FOYT, JR.)

                   *                                  Director                     January 14, 1997
 -------------------------------------
          (JAMES J. GAVIN JR.)

                   *                                  Director                     January 14, 1997
 -------------------------------------
            (JAMES H. GREER)

                   *                                  Director                     January 14, 1997
 -------------------------------------
        (L. WILLIAM HEILIGBRODT)

                   *                                  Director                     January 14, 1997
 -------------------------------------
             (B.D. HUNTER)

                   *                                  Director                     January 14, 1997
 -------------------------------------
          (JOHN W. MECOM, JR.)

                   *                                  Director                     January 14, 1997
 -------------------------------------
        (CLIFTON H. MORRIS, JR.)

                   *                                  Director                     January 14, 1997
 -------------------------------------
          (E. H. THORNTON, JR.

                   *                                  Director                     January 14, 1997
 -------------------------------------
           (W. BLAIR WALTRIP)

                   *                                  Director                     January 14, 1997
 -------------------------------------
          (EDWARD E. WILLIAMS)

* By his signature below, James M. Shelger, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on the date indicated on behalf of the persons listed above, designated by asterisks, in the capacities set forth opposite their respective names.



*By: /s/  JAMES M. SHELGER
     ___________________________________________
     James M. Shelger
     Attorney-in-Fact

                                 EXHIBIT INDEX


    Exhibit No.                      Exhibit
    -----------                      -------
           *4.1   Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-10867 on
                  Form S-3).

           *4.2 Bylaws, as amended (incorporated by reference to Exhibit 3.7 to Form 10-K for the fiscal year ended December 31, 1991).

           *4.3 Rights Agreement, dated as of July 18, 1988, between the registrant and Texas Commerce Bank National Association
                  ("TCBNA") (incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).

           *4.4 Amendment dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between the registrant and TCBNA
                  (incorporated by reference to Exhibit 1 to Form 8-K dated
                  May 10, 1990).

           *4.5   Agreement appointing a Successor Rights Agent under Rights
                  Agreement dated June 1, 1990, among the registrant, TCBNA and Ameritrust Company National Association (incorporated by reference to Exhibit 4.1 to Form 10-Q for the quarter ended
                  June 30, 1990).

            5.1   Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                  regarding legality of the common stock being issued.

           23.1   Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                  (contained in opinion in Exhibit 5.1).

           23.2   Consent of Independent Accountants (Coopers & Lybrand L.L.P.).

          *24.1 Powers of Attorney (Incorporated by reference to Exhibit 24 to Registration Statement No. 333-10867 on Form S-3).

          *99.1 1996 Incentive Plan (Incorporated by reference to Annex A of the Proxy Statement dated April 15, 1996).

----------------

* Incorporated by reference as indicated